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                                                                 EXHIBIT 10.69


                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of December 19, 1996 (the "Agreement"), among Tongeren Manufacturing Company, a company organized under the laws of Belgium (the "Company" or "TMC"), C.P. Clare Corporation, a Massachusetts corporation ("Seller"), Gunther, GmbH, a corporation organized under the laws of Switzerland ("Buyer") and W. Gunther, GmbH, a corporation organized under the laws of Germany ("Gunther").

WITNESSETH:

     WHEREAS, Seller owns or will own prior to the Closing all of the shares of stock of TMC (the "TMC Shares");

     WHEREAS, the Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller all of the Seller's shares of TMC in accordance with the terms and conditions hereof.

     NOW, THEREFORE, in order to consummate the purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows.

Section 1.     SALE OF THE SELLER'S SHARES

     1.1 TRANSFER OF COMPANY SHARES. At the Closing, the Seller and Buyer shall enter the transfer of the TMC Shares in the shareholder's register of TMC by signing appropriate transfer declarations thereon. Seller will execute such other documents as may be reasonably required by Buyer to effect a valid transfer of such TMC Shares by the Seller. Buyer may require the transfer of one share to a third party purchaser to be named by Buyer.

     1.2 PURCHASE PRICE AND PAYMENT. In consideration of the sale by Seller to Buyer of the TMC Shares, Buyer agrees that at the Closing it will deliver to the Seller a total purchase price of $10.00 (Ten U.S. Dollars).

     1.3 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called "Closing) shall be held at the offices of Seller at 78 Cherry Hill Drive, Beverly, Massachusetts on January 15, 1997 or at such other place or an earlier or later date or time as may be mutually agreed upon by the parties.


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Section 2.     CERTAIN REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS AND WARRANTIES BY THE SELLER. The Seller represents and warrants to Buyer that:

               (a) ORGANIZATION. The Company is a corporation duly organized, and validly existing under the laws of Belgium.

               (b) POWER AND AUTHORIZATION. The Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents (collectively, the "Agreements") required to be delivered by it hereunder. The execution, delivery and performance by the Seller of this Agreement and such other Agreements and documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Seller and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms. When executed and delivered by the Seller as contemplated herein, each of such other Agreements to be executed in connection with this Agreement and the transactions contemplated hereby shall constitute the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

               (c) OWNERSHIP OF SELLER SHARES. Upon transfer of the TMC Shares owned by Seller, Buyer shall acquire good and marketable title to such TMC Shares, free and clear of all claims, liens, charges, proxies, encumbrances and security interests of any kind or nature whatsoever.

               (d) DISCLAIMER. No representation or warranty of any kind or nature (express or implied) is being made by the Seller or the Company with respect to the business, the results of operations, or future operations or prospects of the Company or the nature, condition, or value of any assets or liabilities (contingent or otherwise) of the Company or to any other matter with respect to the Company or the merchantability, fitness for a particular purpose, condition, use, quantity, workmanship or existence of any assets. Buyer and Gunther acknowledge that the transfer of the TMC Shares from the Seller is being made "AS IS WHERE IS" on a non-recourse basis with respect to the Seller, except to the extent that the representations and warranties in Section 2.1 are not accurate and provided, however, that Seller represents that the written information made available to Buyer as set forth in Schedule 1 herein is accurate to the best of its knowledge and belief at the time such information was provided.

     2.2 CERTAIN REPRESENTATIONS AND WARRANTIES BY THE BUYER AND GUNTHER. Each of Buyer and Gunther represents and warrants to the Seller that:

               (a) ORGANIZATION. Each of Buyer and Gunther is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation. Gunther owns all the outstanding capital stock or other equity interests of Buyer.




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               (b) POWER AND AUTHORIZATION. Buyer has the legal right, power and authority to enter into and perform its obligations under this Agreement and the other Agreements required to be delivered by it hereunder. The execution, delivery and performance by Buyer of this Agreement and such other agreements and documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered by Buyer as contemplated herein, each of such other Agreements to be executed in connection with this Agreement and the transactions contemplated hereby shall constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

               (c) POWER AND AUTHORIZATION. Gunther has the legal right, power and authority to enter into and perform its obligations under this Agreement and the other Agreements required to be delivered by it hereunder. The execution, delivery and performance by Gunther of this Agreement and such other agreements and documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Gunther and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered by Gunther as contemplated herein, each of such other Agreements to be executed in connection with this Agreement and the transactions contemplated hereby shall constitute the legal, valid and binding obligation of Gunther, enforceable in accordance with its terms.

               (d) DUE DILIGENCE AND ANALYSIS: Buyer and Gunther understand and agree that they and not any Seller or the Company have been responsible for having conducted due diligence investigations of the Company. Buyer and Gunther acknowledge and agree that in entering into this Agreement, each has relied upon its own valuation of the Company and the TMC Shares and not upon any valuation provided by the Company or the Seller. In this regard, Buyer and Gunther also acknowledge that they or their representatives have had complete opportunity to ask such questions and make such detailed inquiries, and receive such information and material, regarding the business, personnel, assets, condition, capital structure, agreements and prospects of and applicable to the Company. Buyer and Gunther acknowledge and verify that neither the Seller nor the Company has made any representation or warranty or has any duty or obligation to it whether express or implied, of any kind or character, except as expressly set forth herein or as may be set forth in a definitive Supply Agreement executed by the parties. Buyer and Gunther acknowledge that they have completed their due diligence investigation of the Company to their full satisfaction prior to signing this Agreement, including with respect to environmental and labor related matters, and that Buyer's and Gunther's obligation to close the transactions contemplated by this Agreement are not conditioned upon the absence of a material, adverse change in the financial condition or prospects of the Company's operations. Neither Gunther or Buyer is relying on any forecasted operating results, budgets or valuations (including, without limitation, any information



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                     * Confidential Treatment Requested *


contained in any confidential offering memorandum supplied in connection with this transaction) prepared by the Seller or the Company but is rather relying on its own plan of operation and financial forecasts for the Company or such other information that it deems appropriate.

Section 3.     COVENANTS

     3.1 COVENANTS OF THE COMPANY. The Company hereby makes the covenants and agreements set forth in this Section 3.1.

     3.1.1 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date, TMC will conduct and Seller will cause TMC to conduct its business in the ordinary course, except with respect to the following:

               (a) the continued negotiations and proceedings with respect to the collective dismissal of approximately 160 employees of TMC in accordance with the collective dismissal papers filed with the Belgian authorities on December 3, 1996 and any social actions taken by the workers of the Company with respect to such collective dismissal, including, without limitation, a strike, plant occupation or other such action;

               (b) the sale by TMC of a group of up to six engineers, and certain related assets, associated with such group all as set forth on Exhibit B, to a company to be designated by Seller for consideration [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], which amount shall be paid in cash upon the receipt by such company of all the equipment set forth on Exhibit B;

               (c) the transfer for no consideration of up to three employees specified by the Company in its sole discretion to C.P. Clare, N.V.;

               (d) the filing by the Company of an environmental report with respect to certain investigations undertaken at the Tongeren, Belgium site of the Company with the appropriate Flemish environmental authorities; and

               (e) balance sheet adjustments necessary following a review by the Company of current grants outstanding from the Flemish government.

     3.1.2 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the Company will use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Seller and the Company of the transactions contemplated by this Agreement.

     3.1.3 CONSUMMATION OF AGREEMENT. The Company and the Seller shall use their best efforts to perform and fulfill all conditions and obligations on their parts to be



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performed and fulfilled under this Agreement. The Company will obtain prior to the Closing all necessary authorization of its Board of Directors.

     3.2 COVENANTS OF BUYER. Buyer hereby makes the covenants and agreements set forth in this Section 3.2.

     3.2.1 CONSUMMATION OF AGREEMENT. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement. To this end, Buyer will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and Board of Directors.

     3.2.2 MANAGING DIRECTOR. Buyer shall insure that Mr. Elson Nowell is appointed as the Managing Director of TMC on the day of the Closing and remains so during the term of the Supply Agreement, for so long as he shall be employed by Gunther or any of its subsidiaries or affiliates. In the event that TMC wishes to replace Mr. Nowell as Managing Director, the operating committee established under the Supply Agreement will have the right and authority to consent to such replacement Managing Director.

     3.2.3 LEGAL COUNSEL. Buyer covenants and agrees following the Closing to cause TMC to continue to retain Stibbe Simont Monahan Duhot as designated legal counsel to assist in the social restructuring begun prior to the Closing and that Stibbe Simont Monahan Duhot shall participate in the negotiations regarding such social restructuring. The operating committee to be formed pursuant to the Supply Agreement shall have the right to oversee and review all decisions made regarding such social restructuring and Seller shall continue to have the right to engage Stibbe Simont Monahan Duhot on any matter and consult directly with them with respect to such social restructuring. Any legal fees incurred following the Closing relating directly or indirectly to the social restructuring shall be the responsibility of TMC and Buyer; provided, however that Seller shall pay legal fees it incurs.

     3.2.4 TAX RETURNS; ACCESS TO RECORDS. Following the Closing, Buyer shall cause the Company to cooperate with Seller to permit the Seller, in accordance with applicable law, to promptly prepare and file on or before the due date or any extension thereof, all federal, state and local tax returns required to be filed by the Seller with respect to taxable periods ending on or before the Closing. The Company will afford the Seller and its attorneys and accountants access to all records, files and other historic materials of the Company required by Seller to complete such tax and other filings. In the event that the Company is audited with respect to any period prior to the Closing, Buyer will notify the Seller immediately and the Seller shall have the right to control such audit procedure and, at its own expense, hire accountants to assist in such audit.

Section 4.     CONDITIONS



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                     * Confidential Treatment Requested *



     4.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) REPRESENTATIONS; WARRANTIES. Each of the representations and warranties of the Company and the Seller contained in Section 2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company and the Seller shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

               (b) SUPPLY AGREEMENT. Each of the Seller, Buyer and TMC, and insofar as is applicable Gunther, shall have executed and delivered a Supply Agreement in form and substance reasonably satisfactory to both parties with the terms and conditions outlined in Exhibit A hereof.

               (c) ESCROW AGREEMENT. Each of the Company, the Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement in form and substance reasonably satisfactory to both parties.

               (d) CONSENTS. The Company and the Seller, as the case may be, shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company or the Seller in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby and the Company and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement.

               (e) BALANCE SHEET ITEMS. At the Closing, the balance sheet of the Company shall contain the following items, (i) a cash balance of at least [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], which amount may be increased up to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in the event that the debt outstanding as set forth in item (ii) hereof exceeds [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], in which case the cash balance will increase on a proportional basis; (ii) debt payable to Kredietbank in a total principal amount equal to a minimum of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and a maximum of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]; (iii) a book amount of intercompany



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                     * Confidential Treatment Requested *


accounts receivable of approximately [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION; and (iv) the write off of goodwill in an amount approximately equal to 37,837,000 BEF and certain other balance sheet adjustments to be subsequently defined.

     4.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLER. The obligation of the Company and the Seller to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Buyer and Gunther contained in Section 2 shall be true and correct in all material respects as of the date of this Agreement and as of the




















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                     * Confidential Treatment Requested *


Closing Date as though made on and as of the Closing; and Buyer and Gunther shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

               (b) SUPPLY AGREEMENT. Each of the Seller, the Buyer and TMC, and insofar as applicable Gunther shall have executed and delivered a Supply Agreement in form and substance reasonably satisfactory to both parties with the terms and conditions outline in Exhibit A hereof.

               (c) ESCROW AGREEMENt. Each of the Company, Buyer, Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement in form and substance reasonably satisfactory to both parties.

               (d) CONSENTS. The Buyer and Gunther shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Buyer of Gunther in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby and the Company, and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Company and Seller, from all third parties, including without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement.

               (e) BALANCE SHEET ITEMS. At the Closing, the balance sheet of the Company shall contain the following items, (i) a cash balance of at least [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], which amount may be increased up to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in the event that the debt outstanding as set forth in item (ii) hereof exceeds [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], in which case the cash balance will increase on a proportional basis; (ii) debt payable to Kredietbank in a total principal amount equal to a minimum of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] BEF and a maximum of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]; (iii) a book amount of intercompany accounts receivable of approximately [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]; and (iv) the write off of goodwill in an amount approximately equal to 37,837,000 BEF and certain other balance sheet adjustments to be subsequently defined.







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               (f)  SERVICE AGREEMENT. The Company and Seller, or its designated affiliates shall enter into a Service Agreement with respect to services to be provided for up to one year by the Company to Seller and its affiliates by up to 6 engineers and certain designated administrative personnel. The Service Agreement will also provide that Seller or such affiliates shall have the right to require the transfer to Seller or such affiliate, of such personnel during the term of such Service Agreement, with the consent of such person. Such
Service Agreement may also provide that CP Clare or its affiliates will provide certain services to the Company for a limited term. Prior to or at the Closing, the existing Service Agreement dated as of July 10, 1996 by and between the Company and CP Clare, N.V. shall have been terminated and be of no further force and effect, and all intercompany transfers required thereunder shall have been made or settled.

               (g) Guaranty Release. The Seller shall have received a full and unconditional release of its parental guaranty of the Company's debt outstanding to Kredietbank, in form and substance satisfactory to the Seller.

Section 5. OTHER COVENANTS AND INDEMNITIES

     5.1 RELEASE. Unless as otherwise set forth in Section 5.2, each of TMC, Gunther and Buyer and their affiliated persons hereby irrevocably waive the assertion of any claims against the Seller and its affiliates and affiliated persons as concerns any and all claims and liabilities arising in respect of the acquisition of the TMC Shares and agrees not to bring any lawsuit or other action or proceeding or claim in respect thereto, including with respect to any amounts of severance or other amounts required to be paid due to the social restructuring of the Company; provided, however, that nothing in this Section
5.1 shall limit the right of Buyer or Gunther to seek indemnification as set forth in Section 5.2 hereof. Each of Gunther and Buyer hereby acknowledge that the Company has given notice of a collective dismissal of 160 Company employees.

     5.2       INDEMNIFICATION.

               (a) After the Closing the Company shall save, defend, indemnify and hold harmless the Seller and its affiliated persons from, and shall promptly reimburse each of them for, any losses, damages, costs and expenses, including reasonable legal fees, incurred by or assessed against any of them and arising out of or resulting directly or indirectly from: (A) any act or omission of the Company following the Closing Date with respect to the operation and conduct of the business; (B) the payment or fulfillment or failure to pay or fulfill when due and liability or obligation of the Company, whether arising prior to or after the date hereof, including, without limitation, liabilities associated with severance or social restructuring; and (C) the performance or failure to perform under any contract or other agreement applicable to the Company.

               (b) Buyer and Gunther shall jointly and severally save, defend, indemnify and hold harmless the Seller and its affiliated persons from, and shall promptly reimburse each of them for, any losses, damages, costs and expenses (including






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reasonable legal fees) incurred by or assessed against any of them and arising out of or resulting directly or indirectly from: (A) the inaccuracy of any representation or warranty made by Gunther or Buyer in this Agreement; or (B) the failure by Gunther or Buyer to perform or observe any term or provision of this Stock Purchase Agreement.

               (c) Following the Closing, the Seller shall save, defend, indemnify and hold harmless the Buyer and Gunther and their affiliated persons from and shall promptly reimburse each of them for, any losses, damages, costs and expenses (including reasonable legal fees) incurred by or assessed against any of them arising out of or resulting from, (A) the inaccuracy of any representation or warranty made by the Seller in this Agreement; (B) the failure by the Seller to perform or observe any term or provision of this Agreement, (C) legal action taken against the Company by Elfein Elektrogerate GmbH with respect to claims for allegedly defective switches sold by the Company prior to the Closing (D) the indebtedness of the Company to Hamlin, Inc. which has been repaid and ATT, all of which indebtedness has been transferred out of the Company prior to the Closing and (E) taxes payable by the Company for periods ending prior to the Closing Date in the event that such tax liability exceeds the net operating losses attributable to the Company on the date of Closing or penalties associated with any late payment of taxes.

               (d)  When a party seeking indemnification under Sections 5.2(a),
(b), or (c) (the "Indemnified Party") receives notice of any claim made by third party (a "Third Party Claim") which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the party from which indemnification is sought (the "Indemnifying Party") reasonably indicating (to the extent known) the nature of such claim and the basis thereof, but the failure so to notify the Indemnifying Party (i) will not relieve it from liability under paragraphs (a), (b) or (c) above unless and to the extent such failure results in the forfeiture by the Indemnifying Party of any right and defense and (ii) will not, in any event, relieve the Indemnifying Party from any other obligations to any Indemnified Party. Upon notice from the Indemnified Party, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that in such case the Indemnifying Party shall have no obligation to pay any further costs or expenses of legal counsel of the Indemnified Party in connection with such defense. Notwithstanding the Indemnifying Party's election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a material conflict of interest, (ii) the defendants in, or targets of, any such action include both the Indemnified




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Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there are legal defense available to it which conflict with those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within 30 days after notice of the institution of such action or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. No compromise or settlement in respect of any Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party. The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such Third Party Claim within thirty business days after the date of receipt of the Indemnified Party's notice in respect of such Third Party Claim. If an Indemnifying Party does not, within thirty business days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the defense of the Third Party Claim, the Indemnifying Party shall be deemed to have waived its rights to control the defense thereof. If the Indemnified Party assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section the Indemnifying Party shall pay all reasonable costs and expenses of such defense. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld). An Indemnifying Party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified
Party from all liability arising out of such claim, action, suit or proceeding.

     5.3 ENVIRONMENTAL INDEMNITY. Following the Closing, Seller agrees to indemnify the Company for fifty percent (50%) of the reasonable and conclusively documented costs incurred by the Company on instruction of OVAM or other appropriate Flemish governmental authority to remediate any groundwater contamination that is found at the Tongeren, Belgium site of the Company and described in the Dames and Moore report dated December 5, 1996 (the "Report"); and which was caused by the operation of the Company prior to the date of such Report. Such Report was provided to the Buyer prior to the execution of this Agreement. The indemnification by the Seller with respect to this Section 5.3 shall in no event exceed $500,000; and any amounts owing or paid by Seller to Company shall be reduced by fifty percent (50%) of any amount received by the Company as a contribution towards the clean up costs, including, without limitation, governmental funding or contribution by other parties, whenever such set off amount is received. The right of indemnification arising under this
Section 5.3 shall only arise if (a) Seller has been advised in writing and in advance of any amounts to be expended in connection with any such clean-up and has the opportunity to review and approve any clean-up proposal, which approval will not be unreasonably withheld,




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 and (b) the Company proves to the satisfaction of the Seller that the Company, with the assistance of the Buyer, as needed, has used its best efforts to obtain any such government or third party contribution towards the clean up costs as may be available and has exercised all other recourse as may be available, provided, however, that this item (b) shall not require the Company to commence litigation to obtain such contribution. The right to indemnification by the Company under this Section 5.3 shall terminate and be of no further force and effect on January 31, 2002 and shall terminate earlier in the event that any groundwater remediation is completed by the Company or it is determined that no such remediation obligation exists.

     5.4 CONFIDENTIALITY. If this Agreement and the transactions contemplated hereby are not consummated, each party hereto shall treat all information obtained in connection with this Agreement and the transactions contemplated hereby, not otherwise in the public domain, as confidential in accordance with the provisions of the Confidentiality Agreement previously signed by the parties on August 19, 1996.

     5.5 LIABILITY. Nothing in this Agreement shall be deemed to impose any liability on Comus International, Elson Nowell or Robert Romano.

Section 6.     CLOSING DELIVERIES

     6.1 SELLER'S DELIVERIES. At the Closing, Seller shall deliver, shall have previously delivered, or shall cause to be delivered, as applicable, the following:

               (a)  an executed copy of the Supply Agreement

               (b)  an executed copy of the Escrow Agreement

               (c)  an executed copy of the Service Agreement

               (d) a legal opinion issued by counsel to the Seller reasonably satisfactory to the Buyer opining upon (i) the legal existence and good standing of the Seller in its jurisdiction of organization; (ii) the enforceability of the Agreements executed at the closing; and (iii) the authority of the Seller to enter into and fully perform the Agreements to be executed at the Closing

               (e) such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

     6.2 THE BUYER'S DELIVERIES. At the Closing, the Buyer shall deliver, or shall cause to be delivered, to Seller the items described below:

               (a)  the cash Purchase Price

               (b)  an executed copy of the Supply Agreement




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               (c)  an executed copy of the Escrow Agreement

               (d)  an executed copy of the Service Agreement

               (e) a legal opinion issued by counsel to the Buyer and Gunther reasonably satisfactory to the Seller opining upon (i) the legal existence and good standing of each of the Company and Gunther in their respective jurisdictions of organization; (ii) the enforceability of the Agreements executed at the closing; and (iii) the authority of each such Company to enter into and fully perform the Agreements to be executed at the Closing.

               (f) such other documents and instruments as the Seller may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

Section 7.     MISCELLANEOUS

     7.1 ASSIGNMENT. None of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     7.2 ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement contains the entire understanding between the parties hereto with respect to its specific subject matter. This Agreement may be amended only by written instrument duly executed by the parties hereto. No party may waive any term, provisions, covenant or restriction of this Agreement except by duly signed writing referring to the specific provision to be waived.

     7.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or transmitted by telex, fax of telegram, to the respective parties as follows:

               (a)  If to the Seller:

                    C.P. Clare Corporation
                    78 Cherry Hill Drive
                    Beverly, MA 01915
                    Attn:  Jacqueline D. Arthur
with a copy to:




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


                    C.P. Clare Corporation
                    78 Cherry Hill Drive
                    Beverly, MA 01915
                    Attn:  Lori M. Henderson

               (b)  If to the Buyer:

                    Gunther GmbH
                    St. Jakobs - Strasse 7
                    4052 Basel, Switzerland
                    Attn:  Dr. Beat Schultheiss

with a copy to:
                    W. Gunther GmbH
                    Virnsberger Strasse 51
                    Nuremberg D. 90431
                    Germany
                    Attn:  Elson Nowell

or to such other address as any party may have furnished to the others in writing.

     7.4 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, USA, without regard to its conflict of laws provisions.

     7.5 SURVIVAL. All representations, warranties, covenants and agreements of the parties hereto shall survive indefinitely the Closing.

     7.6 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

     7.7 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

     7.8 CONSENT TO JURISDICTION. The parties hereby consent to personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts USA or Belgium for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

     7.9 COUNTERPARTS; HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together




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shall constitute one and the same document. The article and section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.10 REPRESENTATION. Each party hereto acknowledges that it has had the benefit of advice of competent legal counsel with respect to its decision to enter into this Agreement. This Agreement shall not be construed against the drafter thereof.

     7.11 ARBITRATION. Except with respect to an action seeking specific performance, any dispute arising relating to this Agreement, or a breach of this Agreement, arising among the parties shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award, shall take place in Boston, Massachusetts and be administered by the AAA. The decision of the arbitrators shall be final and binding on the parties hereto and any judgment rendered by such arbitrators may be enforced by any court of competent jurisdiction. Each party shall bear its own expenses in connection with such arbitration unless otherwise ordered by such arbitrator.

















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


     7.12 LANGUAGE. The official language of this document and all documents produced in connection with the transactions contemplated by this Agreement shall be English. Any translation into any other language shall be for the convenience of the parties only and shall be of no force and effect whatsoever.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

                                             C.P. CLARE CORPORATION

                                             By:  ________________________
                                                  Jacqueline D. Arthur
                                                  Vice President and Chief
                                                  Financial Officer

                                             TONGEREN MANUFACTURING
                                             COMPANY

                                             By:  ________________________
                                                  Arthur Buckland
                                                  Director

                                             By:  ________________________
                                                  Jacqueline D. Arthur
                                                  Director

                                             GUNTHER, GmbH

                                             By:  ________________________
                                                  Elson Nowell
                                                  Managing Director

                                             W. GUNTHER, GmbH
                                             With respect to Sections 2.2,
                                             5.1, 5.2 (b), 5.2 (c), 5.2 (d),
                                             5.4 and 7.1 - 7.12.

                                             By:  ________________________
                                                  Elson Nowell
                                                  Managing Director







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                     * Confidential Treatment Requested *



                                    EXHIBIT A

                           SUMMARY OF SUPPLY AGREEMENT

     (a) Simultaneously with the closing of the Acquisition, TMC and CP Clare or its designated affiliate will enter into a Supply Agreement for three years which shall provide that TMC shall provide a supply of mercury switches and/or relays to CP Clare on a sole source basis. CP Clare or its designees shall agree to purchase a total minimum annual revenue amount in the first calendar year equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] (U.S.), in consideration for TMC not selling the following products in any configuration to any third party during the term of the Supply Agreement: [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. The minimum annual revenue commitments for the second and third calendar years shall be established by December 15 the of preceding calendar year. The parties may agree to extend the Supply Agreement beyond the three year term on a year to year basis. TMC shall be entitled to manufacture and sell directly [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of mercury wetted switches per week if such production is transferred from another Gunther facility. Any newly developed mercury wetted switches manufactured by TMC will be distributed and sold solely through CP Clare. Any dry reed switches manufactured by TMC will be subject to a royalty payment to CP Clare, which shall be negotiated on a case by case basis The parties will agree in the definitive supply agreement on the methods by which annual revenue targets shall be achieved, which shall include but not be limited to purchases of products by CP Clare or its affiliates, purchases of other products produced by TMC, and purchases by buyers referred to TMC by CP Clare or its affiliates.

     (b) The Supply Agreement will contain the following additional terms and conditions:

          (i) TMC shall maintain or obtain, as the case may be, ISO 9000 status at the Tongeren plant.

          (ii) An operating committee consisting of two representatives of each of CP Clare and of TMC shall be created and maintained during the term of the Supply Agreement. The powers and obligations of the operating committee shall be set forth in the Supply Agreement but shall include general review of the operations of TMC in connection with switch and relay sales.

          (iii) CP Clare shall have the obligation prior to the expiration of the Supply Agreement to purchase the identified dry reed relay and TAP automation tooling, fixtures and equipment for a total purchase price of [CONFIDENTIAL MATERIAL OMITTED



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                     * Confidential Treatment Requested *


AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] (U.S.).

          (iv) The parties will have reciprocal rights of first refusal regarding (i) on the part of CP Clare, the sale by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] during the period of the Supply Agreement of a majority or controlling interest of the parent corporation of Gunther and the right of first refusal in the event of the sale, liquidation or bankruptcy of the Company or the transfer by the Company of any mercury switch or relay equipment, whether voluntarily or in connection with a liquidation, forced sale or bankruptcy; and (ii) on the part of the Company, the sale by CP Clare of any equipment related to the manufacture of mercury switches or relays.

          (v) In the event that TMC breaches its obligations under the Supply Agreement CP Clare shall be entitled to produce mercury switches and relays directly and / or to find an alternative source.

          (vi) Gunther Augst and Gunther will make affirmative covenants that TMC will not be voluntarily liquidated or sold within the period of the Supply Agreement.

          (vii) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] will retain majority ownership and control of the ultimate parent company of Gunther during the term of the Supply Agreement, unless otherwise agreed.

          (viii) In order to assure performance under the Supply Agreement, at the Closing TMC will place $1.25 million into escrow which amount shall be payable to CP Clare in the event of default under the Supply Agreement, on such terms as the parties may agree. The escrow will be released over the first three years of the Supply Agreement based on successful performance under the Supply Agreement.

Nothing in the Supply Agreement shall be deemed to impose liability on Comus International, Elson Nowell or Robert Romano.



















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                     * Confidential Treatment Requested *


                                    EXHIBIT B

                                    Equipment
                                    ---------

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].






































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